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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Gemstar Development Corporation ("COMPANY" or "GEMSTAR") and Jon Orlick ("EMPLOYEE"), and is effective as of January 3, 2001 ("EFFECTIVE TIME").

                                   WITNESSETH:

         WHEREAS, Company and Employee desire to set forth in this Agreement the terms and conditions of Employee's employment with Company:

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

         1.    PERIOD OF EMPLOYMENT.
               --------------------

               (a) Basic Term. The Company hereby employs Employee to render
                   ----------
services to the Company in the position and with the duties and responsibilities described in Section 2 for the period (the "PERIOD OF EMPLOYMENT") commencing, without any further action by either party, at the Effective Time and ending on the earlier of (i) five (5) years following the date of the Effective Time (the "TERM DATE") and (ii) the date the Period of Employment is terminated in accordance with Section 4.

               (b) Relocation Condition. Obligations of the Company under this
                   --------------------
Agreement shall be conditioned upon Employee's satisfaction of certain relocation requirements as follows: (a) commencing February 1, 2001, Employee shall spend a minimum of three (3) working days in corporate headquarters located in Pasadena, California, unless Employee is ill or otherwise required to travel for business to another location, and (b) commencing July 1, 2001, Employee shall complete his relocation to Pasadena, and shall report full time to corporate headquarters in Pasadena, California.

         2.    POSITION, DUTIES AND RESPONSIBILITIES.
               -------------------------------------

               (a) Position. Employee hereby accepts employment with the Company
                   --------
as a Deputy General Counsel and Senior Vice President reporting directly to Elsie Leung, Chief Financial Officer, Co-President and Co-COO of the Company, or in such other direct-reporting position(s) as may be designated by Elsie Leung ("SUPERVISOR").

               (b) Constructive Termination. In the event that the Employee has
                   ------------------------
been reassigned by the Company other than by Henry Yuen, Chief Executive Officer or Supervisor, to a position with responsibilities which are substantially less than that described in Section 2(a) above, such assignment shall constitute a "constructive termination" of Employee and shall entitle Employee to be treated as being terminated without cause as provided in Section 4(d) below.

               (c) Other Activities.  Employee, during the Period of Employment,
                   ----------------
will not (i) accept any other employment, or (ii) engage in any other business activity (whether or not

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pursued for pecuniary advantage) that is competitive with, or that places him in a competing position to that of, the Company or any Affiliated Company.

         3.    COMPENSATION, BENEFITS, ETC.
               ---------------------------

               (a) Compensation. In consideration of the services to be rendered
                   ------------
hereunder, including, without limitation, services to any Affiliated Company, Employee shall be paid an annual salary of Five Hundred Thousand Dollars ($500,000) (the "ANNUAL SALARY"), with a nonnegative annual adjustment based on the Consumer Price Index for all urban Consumers, U.S. City Average, for all items as published by the Bureau of Labor Statistics of the Department of Labor ("CPI") with the first adjustment on July 1, 2002, and subsequent adjustments on July 1 of each year, payable in installments at the times and pursuant to the procedures regularly established, and as they may be amended, by the Company during the term of this Agreement.

               (b) Stock Options. Within ten (10) days of the Effective Time,
                   -------------
the Company shall grant to the Executive a nonqualified stock option under Gemstar's 1994 Stock Incentive Plan to purchase such number of shares of Gemstar Ordinary Shares, par value $.01 per share (the "ORDINARY SHARES"), the Black-Scholes valuation of which on the day of the grant is equal to Five Million Dollars ($5,000,000), at an exercise price per share equal to the fair market value of the Ordinary Shares on the day of the grant (the "EXERCISE PRICE"), vested in equal annual installments over five (5) years as summarized in Schedule A attached hereto and by this reference incorporated herein. Such option shall be evidenced by a standard stock option agreement utilized by Gemstar for the grant of other stock options under such plan and shall contain vesting and other terms which are consistent with the grants of stock options made to other executives of the Company. A copy of such Option Agreement is attached hereto as Exhibit B and by this reference incorporated herein.
                   ---------

               (c) Benefits. As Employee becomes eligible therefor, the Company
                   --------
shall provide Employee with the right to participate in and to receive benefits from all present and future life, accident, disability, medical, pension and savings plans and all similar benefits made available generally to executives of the Company. The amount and extent of benefits to which Employee is entitled shall be governed by the specific benefit plan, as it may be amended from time to time.

               (d) Expenses. The Company shall reimburse Employee for reasonable
                   --------
travel and other business expenses incurred by Employee in the performance of his duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the term of this Agreement.

               (e) Bonus. Employee shall also be eligible to receive, in the
                   -----
sole and absolute discretion of the Supervisor, as may be approved by the Compensation Committee, if necessary, an annual bonus up to twenty percent (20%) of the Annual Salary.

               (f) Automobile Allowance.  As additional compensation for
                   --------------------
Employee's services to the Company, the Company shall pay Employee a monthly automobile allowance of $750 during the Period of Employment.

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               (g) Vacation.  Employee shall be entitled to three weeks paid
                   --------
vacation per calendar year.

               (h) Relocation. To compensate for any and all expenses incurred
                   ----------
by the Employee in relocating to Pasadena, the Company shall pay to Employee the amount of One Hundred and Eighty Five Thousand ($185,000) upon execution of this Agreement. In the event that Employee has not relocated by July 1, 2001, the Company shall have the right to demand repayment of such amount or in its discretion, deduct the same from Employee's salary until full repayment. In the event Employee makes a request to Company accompanied by three industry standard appraisals on or before October 31, 2001, Company shall purchase Employee's existing home in Livermore, California in cash for an amount which is equal to the average of the prices of the three appraisals. Escrow shall close within 30 days of the receipt of request, subject to customary terms and conditions. In the event Employee does not make such request and retains a real estate agent for the sale of his home in Livennore, California, then the Company shall reimburse Employee for the real estate commission within 30 days of the presentation of the receipt for payment of commission. In the future event Employee's employment with the Company requires him to relocate, the parties to this Agreement will mutually agree, in good faith, on an appropriate relocation reimbursement amount.

         4.    TERMINATION OF EMPLOYMENT.
               -------------------------

               (a) By Death. The Period of Employment shall terminate
                   --------
automatically upon the death of Employee. The Company shall pay to Employee's beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to Section 3(a) through the end of the month in which death occurs. Thereafter, the Company's obligations hereunder shall terminate. Nothing in this section shall affect any entitlement of Employee's heirs to the benefits under any life insurance plan.

               (b) By Disability. If, in the sole opinion of the Board, Employee
                   -------------
shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 150 days in the aggregate or 120 consecutive days in any twelve-month period, then, to the extent permitted by law, the Period of Employment shall terminate and the compensation to which Employee is entitled pursuant to Section 3(a) shall be paid up through the last day of the month in which the Board determines Employee to be disabled hereunder, and thereafter the Company's obligations hereunder shall terminate. Nothing in this section shall affect Employee's rights under any disability plan in which he is a participant.

               (c) By Company For Cause. The Company may terminate, without
                   --------------------
liability, the Period of Employment for Cause (as defined below) at any time upon written notice to Employee. Termination shall be for "Cause" if: (i) Employee has engaged in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company or any Affiliated Company, or is charged with or convicted of a felony; (ii) Employee refuses or fails to act in accordance with any reasonable direction or order of the Supervisor; provided, that the Supervisor has given Employee written notice of such refusal or failure and Employee fails to comply with such direction or order within 30 days after the date of such notice; or

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(iii) Employee has engaged in any fraud, embezzlement, misappropriation or similar conduct against the Company.

               (d) By Company Without Cause. The Company may terminate the
                   ------------------------
Period of Employment without Cause at any time upon written notice to Employee ("NOTICE OF TERMINATION WITHOUT CAUSE"). Upon such termination, and subject to Employee's continuing compliance with the provisions of Sections 3(e), 5 and 6 hereof, the Company shall continue to employ Employee up to the date of terminations specified in the Notice of Termination Without Cause, and on the date of termination, subject to Employee's execution of a full release of claims against the Company, the Company shall pay Employee a lump sum payment of an amount equal to the difference between (x) twenty-four (24) months of salary, based on the then current Annual Salary, (y) the cumulative salary received by Employee commencing from the date of the Notice of Termination Without Cause through the date of termination. The Company shall further pay Employee his cash equivalent of any unused vacation time. In the event that on the date of Notice of Termination Without Cause, the Employee has vested less than forty percent (40%) of the Stock Options granted under Section 3(b) above, an additional number of shares of option shall accelerate and vest so that the percentage of vested stock options granted under Section 3(b) above shall be equal to forty percent (40%). Thereafter all obligations of the Company hereunder shall terminate.

               (e) Termination Obligations.
                   -----------------------

                   (i) Employee hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints and other documents, or materials, or copies thereof, Proprietary Information (as defined below), furnished to or prepared by Employee in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Invention Ideas (as defined below), belong to the Company.

                   (ii) Upon termination of the Period of Employment, Employee shall be deemed to have resigned from all offices then held with the Company or any Affiliated Company, including any seats on any Board or Boards, subject to then applicable law.

                   (iii) The representations and warranties contained herein and Employee's obligations under Sections 5, 6 and 7 shall survive termination of the Period of Employment and the expiration of this Agreement.

         5.    PROPRIETARY INFORMATION.
               -----------------------

               (a) Defined. "PROPRIETARY INFORMATION" is all information and any
                   -------
idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company, or to its clients, consultants or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Employee's possession or part of his general knowledge prior to his employment by the Company; or (iii) the information is disclosed to Employee without confidential or proprietary restriction by a third party who rightfully possesses the information (without

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confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

               (b) General Restrictions on Use. Employee agrees to hold all
                   ---------------------------
Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize or remove from the Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the Period of Employment to the extent necessary to carry out Employee's responsibilities under this Agreement, and (ii) after termination of the Period of Employment as specifically authorized in writing by the Board.

               (c) Interference with Business; Competitive Activities. Employee
                   --------------------------------------------------
acknowledges that pursuit of the activities prohibited by this Section 5(c) would necessarily involve the use or disclosure of Proprietary Information in breach of Section 5(b), but that proof of such breach would be extremely difficult. To prevent such disclosure, use and breach and in consideration of employment under this Agreement, Employee agrees for a period of three (3) years after termination of the Period of Employment, he shall not for himself or any third party, directly or indirectly, (i) divert or attempt to divert from the Company (or any Affiliated Company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers, (ii) employ, solicit for employment, or recommend for employment any person employed by the Company, or any Affiliated Company, during the period of such person's employment and for a period of one
(1) year thereafter, or (iii) engage in any business activity that is competitive with the Company, unless Employee can prove that action taken in contravention of this Section 5(c)(iii) was done without the use of any Proprietary Information; provided, that in no event shall Employee engage in such competitive activities during the period which Employee continues to receive payments pursuant to Section 4 above. For purposes of this Section 5(c), "competitive activities" shall be business activities that are directly competitive with an existing or presently planned business of the Company on the date of termination.

               (d) Remedies. Nothing in this Section 5 is intended to limit any
                   --------
remedy of the Company under the California Uniform Trade Secrets Act (California Civil Code (S) 3426), or otherwise available under law.

         6.    EMPLOYEE INVENTIONS AND IDEAS.
               -----------------------------

               (a) Defined; Statutory Notice. The term "INVENTION IDEAS" means
                   -------------------------
any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by the Employee alone or with others except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment of rights in such ideas, processes, inventions, etc. Section 2870(a) provides:

               Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention

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               that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

                   (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                   (ii) Result from any work performed by the employee for the employer.

         Employee hereby acknowledges that he understands the foregoing limitations created by Section 2870.

               (b) Disclosure. Employee agrees to maintain adequate and current
                   ----------
written records on the development of all Invention Ideas and to disclose promptly to the Company all Invention Ideas and relevant records, which records will remain the sole property of the Company. Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work of authorship, design, formula, discovery, patent, or copyright that Employee does not believe to be an Invention Idea, but is conceived, developed, or reduced to practice by Employee (alone or with others) during his Period of Employment or during the one year period following termination of employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the idea, process, or invention, etc., is an Invention Idea subject to this Agreement.

               (c) Assignment. Employee agrees to assign to the Company, without
                   ----------
further consideration, his entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, which shall be the sole property of the Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registerable, Employee shall assist the Company (at its expense) in obtaining letters of patent, copyright, trademark, or other applicable intellectual property registrations thereon and shall execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters of patent, copyright, trademark, or other applicable intellectual property registrations thereon and to vest the Company, or any Affiliated Company specified by the Board, with full title thereto. Should the Company be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to the Employee's mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as the Employee's agent and attorney in fact, to act for and in the Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or the rights or protections with the same force and effect as if executed and delivered by Employee. Employee hereby agrees to maintain, update, improve and modify the Invention Ideas, for so long as he is living, regardless of whether the Period of Employment has terminated.

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               (d) Exclusions. Employee acknowledges that there are no ideas,
                   ----------
processes, trademarks, service marks, technology, computer programs, original works of authorship, designs, formulas, inventions, discoveries, patents, copyrights, or improvements to the foregoing that he desires to exclude from the operation of this Agreement, except for the inventions and ideas of Employee and his associates outside of the Company (i) which were or are developed entirely by Employee and each such associate entirely outside of his or her activities for the Company, (ii) which do not relate at the time of conception or reduction to practice to the Company's business, or actually or demonstrably anticipated research development, and (iii) which do not result from any work performed by Employee for the Company. To the best of the Employee's knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, or copyrights that is now in existence between Employee and any other person or entity.

               (e) Post-Termination Period. Because of the difficulty of
                   -----------------------
establishing when any idea, process, invention, etc., is first conceived or developed by Employee, or whether it results from access to Proprietary Information or the Company's equipment, facilities, and data, Employee agrees that any idea, process, trademark, service mark, technology, computer program, original work of authorship, design, formula, invention, discovery, patent, copyright, or any improvement, rights, or claims related to the foregoing shall be presumed to be an Invention Idea if it is conceived, developed, used, sold, exploited, or reduced to practice by Employee or with the aid of Employee within one (1) year after termination of the Period of Employment. Employee can rebut the above presumption if he proves that the invention, idea, process, etc., (i) was first conceived and/or developed prior to the date of this Agreement, (ii) was first conceived or developed after termination of the Period of Employment,
(iii) was conceived or developed entirely on Employee's own time without using the Company's equipment, supplies, facilities, or Proprietary Information, and
(iv) did not result from any work performed by Employee for the Company. Nothing in this Agreement is intended to expand the scope of protection provided Employee by Sections 2870 through 2872 of the California Labor Code.

         7.    ASSIGNMENT; SUCCESSORS AND ASSIGNS. Employee agrees that he will
               ----------------------------------
not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

         In the event of a consolidation or merger of the Company with or into another corporation, or the sale of all, or substantially all, of the Company's assets to another corporation, such corporation as may survive said transaction shall assume this Agreement and become obligated to perform all the terms and conditions hereof, and Employee's obligations hereunder shall continue in favor of such surviving corporation.

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         8.    NOTICES. All notices or other communications required or
               -------
permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

               Gemstar-TV Guide International, Inc.
               135 North Los Robles Avenue, Suite 800
               Pasadena, California 91101
               Attention: Elsie Leung

or to Employee at:

               ______________________________________
               ______________________________________
               ______________________________________
               ______________________________________

         Notice of change of address shall be effective only if done in accordance with this section.

         9.    ENTIRE AGREEMENT. Except as expressly provided herein with
               ----------------
respect to certain rights of Employee under the Prior Employment Agreement, the terms of this Agreement are intended by the parties to be the final and exclusive expression of their agreement with respect to the employment of Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement any and all of which are superceded as of the Effective Time. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

         10.   AMENDMENTS; WAIVERS. This Agreement may not be modified, amended
               -------------------
or terminated except by an instrument in writing, signed by Employee and by a duly authorized representative of the Company other than Employee. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity.

         11.   SEVERABILITY; ENFORCEMENT. If any provision of this Agreement, or
               -------------------------
the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

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         12.   GOVERNING LAW.  The validity, interpretation, enforceability and
               -------------
performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

         13.   INJUNCTIVE RELIEF. The parties agree that in the event of any
               -----------------
breach or threatened breach of any of the covenants in Section 6, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Employee in the event of any breach or threatened breach of any such provisions by Employee, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

         The parties have duly executed this Agreement as of the date first written above.

/s/ Jon Orlick
--------------------------------------------
Jon Orlick, Employee

/s/ Elsie Leung
--------------------------------------------
Gemstar-TV Guide International, Inc.
By: Elsie Leung, Co-President and Co-COO

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